Exhibit 21

                       SUBSIDIARIES OF THE REGISTRANT
                            AS OF MARCH 31, 1998

                                                   Jurisdiction of
Subsidiary                                         Incorporation
----------                                         ---------------

Bethesda Real Property, Inc.                           Delaware
COMSAT Capital I, L.P.                                 Delaware
COMSAT Digital Teleport, Inc.                          Delaware
COMSAT General Corporation                             Delaware
     COMSAT General Telematics, Inc.                   Delaware
     COMSAT Technology, Inc.                           Delaware
     CTS Transnational, Inc.                           Delaware
COMSAT Government Systems, Inc.                        Delaware
COMSAT International, Inc.                             Delaware
     BelCommunications, Ltd.                           Republic of Cyprus
     BelCom, Inc.                                      Delaware
     BelCom Cellular, Inc.                             Delaware
     BelComRus                                         Russian Federation
     BelCom Central Asia, Ltd.                         Kazakhstan
     COMSAT Argentina, S.A.                            Argentina
     COMSAT Asia (L) Incorporated                      Malaysia
     COMSAT Brasil, Ltda.                              Brazil
     COMSAT de Bolivia, SRL                            Bolivia
     COMSAT do Brasil Equipamentos
       Telecommunicacoes Ltda.                         Brazil
     COMSAT de Colombia, S.A.                          Colombia
     COMSAT de Guatemala, S.A.                         Guatemala
     COMSAT de Mexico, S.A.                            Mexico
     COMSAT de Panama, S.A.                            Panama
     COMSAT Dijital Hizmetleri
       Ticaret Anonim Sirketi                          Turkey
     COMSAT Iletisim Hizmetleri
       Ticaret Anonim Sirketi                          Turkey
     COMSAT Investments Inc., Mauritius                Mauritius
     COMSAT MAX, Ltd.                                  India
     COMSAT Peru, S.A.                                 Peru
     COMSAT Venezuela, COMSATVEN, C.A.                 Venezuela
     Comunicaciones Satelitales de Colombia, S.A.      Colombia
     CIV C.I.S. Holdings, Inc.                         Delaware
     Guangzhou Tian Hang Communication Technology
       Services, Ltd.                                  China
     International Company of Telecommunications       Russian Federation
     Stavropol Cellular Communications                 Russion Federation
     Tian Hang Technology Services, Ltd.               Hong Kong
     ZAO Novocom                                       Russian Federation
COMSAT Laboratories, Inc.                              Delaware
     Indicom Personal Communications Pvt. Limited      India
COMSAT Laboratories India, Inc.                        Delaware
COMSAT Mobile Investments, Inc.                        Delaware
COMSAT Overseas, Inc.                                  Delaware
COMSAT Personal Communications, Inc.                   Delaware
COMSAT RSI, Inc.                                       Delaware
     Anghel Laboratories, Inc.                         Delaware
     C&S Antennas, Inc.                                Delaware
     C&S Antennas Limited                              United Kingdom
     COMSAT RSI Communications Corp.                   Delaware
     COMSAT RSI Foreign Sales Corporation              US Virgin Islands
     COMSAT RSI International Limited                  United Kingdom
     COMSAT RSI Maryland, Inc.                         Delaware
     CRSI Acquisition, Inc.                            Delaware
     CSA Limited                                       United Kingdom
     Mark Antenna Products, Inc.                       Nevada
     Mexia Fabricators, Inc.                           Texas
     Plexsys International Corporation                 Illinois
     PG Technology Limited                             United Kingdom
     Radiation Systems Electromechanical
      Systems, Incorporated                            Florida
     Radiation Systems Precision Controls, Inc.        Nevada
     Universal Antennas Incorporated                   Nevada